UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2009

(Date of Report)

May 11, 2009

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director in accordance with Corporate Governance Principles

(b) Our Corporate Governance Principles require a director to tender his or her resignation for consideration by the Governance Committee upon a substantial change in principal occupation or business association. On May 1, 2009, Martha Brooks tendered her resignation for consideration in light of her retirement as President and Chief Operating Officer of Novelis Inc. effective May 8, 2009.

On May 11, 2009, the Board of Directors, acting on the recommendation of the Governance Committee, accepted her resignation.

2009 Incentive Compensation Plan approved by Shareowners

(e) On May 11, 2009, the shareowners of the Company approved the 2009 Incentive Compensation Plan (the “Plan”). A description of the Plan was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2009 (the “Definitive Proxy”). The Company incorporates by reference the description of the Plan that appears under the heading “Item 4 – Company Proposal to Approve the 2009 Incentive Compensation Plan” in the Definitive Proxy.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2009, the shareowners of the Company approved an amendment (the “Amendment”) to the Company’s By-Laws. The Amendment was described in detail in our Definitive Proxy. Our By-Laws, as amended through May 11, 2009, are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	By-Laws, as amended through May 11, 2009

Exhibit 10.1	2009 Incentive Compensation Plan

Exhibit 10.2	Executive Management Incentive Plan

Exhibit 10.3	Restricted Stock and Deferred Compensation Plan for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ Maura Abeln Smith
	Name:	Maura Abeln Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 12, 2009

Exhibit Index

Exhibit 3.1	By-Laws, as amended through May 11, 2009

Exhibit 10.1	2009 Incentive Compensation Plan

Exhibit 10.2	Executive Management Incentive Plan

Exhibit 10.3	Restricted Stock and Deferred Compensation Plan for Non-Employee Directors